As filed with the Securities and Exchange Commission on April 26, 2010.
Registration No. 333-133107

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PECO II, Inc.
(Exact name of registrant as specified in its charter)

Ohio	34-1605456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
601 Shiloh Road
Plano, Texas 75074
(972) 244-9288
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig A. Witsoe
Chief Executive Officer
PECO II, Inc.
601 Shiloh Road
Plano, Texas 75074
(972) 244-9288
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:
Stephen J. Gilhooly
General Counsel and Secretary
Lineage Power Holdings, Inc.
601 Shiloh Road
Plano, Texas 75074
(972) 244-9288

Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY STATEMENT
Deregistration of Securities
     On April 7, 2006, PECO II, Inc., an Ohio corporation (the “Company”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-133107) (the “Registration Statement”) to register the sale of 18,235,168 shares of the Company’s common stock, without par value (the “Common Stock”), owned by Delta Products Corporation. The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement (the “Post-Effective Amendment”) is to withdraw and remove from registration all unissued and unsold shares of Common Stock previously registered under the Registration Statement.
     The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock registered under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 26, 2010.

PECO II, Inc.
By:	/s/ Craig A. Witsoe
Craig A. Witsoe, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Craig A. Witsoe Craig A. Witsoe	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 26, 2010

/s/ Lloyd R. Sorenson Lloyd R. Sorenson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 26, 2010

/s/ Trenton D. Waterhouse Trenton D. Waterhouse	Director	April 26, 2010